Exhibit 99.77(q)(1)

Item 77Q1 – Exhibits

 (e)(1)

Form of Investment Management Agreement effective May 7, 2013 between ING Intermediate Bond Portfolio and ING Investments, LLC – Filed herein.

(e)(2)

Form of Sub-Advisory Agreement effective May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC – Filed herein.